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                                 ARTER & HADDEN LLP
                            1717 Main Street, Suite 4100
                                Dallas, Texas  75201
                                 Tel:  214.761.2100
                                 Fax:  214.741.7139





                                    July 6, 1998



Adams Golf, Inc.
2801 East Plano Parkway
Plano, Texas 75074

     Re:  Offering of Shares of Common Stock of Adams Golf, Inc.

Ladies and Gentlemen:

     On May 4, 1998, Adams Golf, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (Registration Statement No. 333-51715) on Form S-1 under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement, as amended by Amendment No. 1 on Form S-1 filed on June 10, 1998, and Amendment No. 2 on Form S-1 to be filed on July 6, 1998, relates to the offering (the "Offering") of up to 3,750,000 shares of the common stock, par value $.001 per share (the "Common Stock"), by the Company (the "Company Shares"), and up to 2,862,500 shares of the Common Stock (including shares subject to an over-allotment option) to be offered by certain Selling Stockholders (the "Selling Stockholder Shares"). The Registration Statement filed on May 4, 1998, as amended by Amendment No. 1 and Amendment No. 2, is hereinafter referred to as the "Registration Statement." This firm has acted as counsel to you and the Selling Stockholders in connection with the preparation and filing of the Registration Statement, and you have requested our opinion with respect to certain legal aspects of the Offering.

     In rendering our opinion, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company; (ii) copies of resolutions of the Board of Directors of the Company authorizing the Offering, the issuance of the shares and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary. In our examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

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Adams Golf, Inc.
July 6, 1998
Page 2


     Based on the foregoing examination and subject to the comments and assumptions noted below, we are of the opinion that (i) the Company Shares have been duly authorized for issuance and, when issued by the Company against payment therefor, will be validly issued, fully paid and nonassessable and (ii) the Selling Stockholder Shares to be sold were validly issued and fully paid and are nonassessable.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof; however, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

     We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

     We hereby consent to the filing of this option as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,


                                              /s/ Arter & Hadden LLP
                                             ARTER & HADDEN LLP